UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2014

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments  to Articles  of Incorporation  or By-Laws;  Change in Fiscal Year

See Item 5.07 for the vote on the proposal for the amendment to the Articles of Incorporation.

Item 5.07  Submission of Matters to a Vote of Security Holders

On July 18, 2014, Blue Earth, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Meeting"). The following matters were submitted to a vote of the Company's shareholders at the Meeting: (i) the election of six (6) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; (ii) approval of the amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock to 500,000,000 shares; (iii) an advisory vote on "say on pay"; and (iv) an advisory vote on how often the subject of executive compensation will be taken in the future.

At the Meeting, a total of 52,414,312 (75.8%) shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 69,136,469 shares of Common Stock and Common Stock equivalents entitled to vote at the Meeting.  Set forth below is the final number of votes cast for, against, withheld, abstentions, and broker non-votes as to each matter.

1.  Election of a Board of six directors:

Nominees	For	Withheld	Broker Non-Votes

Laird Q. Cagan	31,884,095	759,244	18,851,605

Johnny R. Thomas	31,286,606	1,356,733	18,851,605

Robert Potts	31,884,885	758,454	18,851,605

Gov. Bill Richardson	32,347,383	295,956	18,851,605

James A. Kelly	32,367,283	276,056	18,851,605

Michael W. Allman	32,368,083	275,256	18,851,605

2.  Amendment to Articles of Incorporation to Increase Authorized Shares of Common Stock to 500,000,000.

For	Against	Abstained

46,049,153	4,113,996	540,559

3.  Advisory vote on executive compensation.

For	Against	Abstained

28,851,591	800,889	452,649

4.  Advisory vote on frequency of advisory vote on executive compensation.

Three Years	Two Years	One Year

6,758,834	4,867,555	19,596,181

The Company will include a shareholder vote on executive compensation in its proxy materials in one year.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

3(i)  Certificate of Amendment to Articles of Incorporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	Blue Earth, Inc.

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas Title: CEO

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